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                                                                    Exhibit 10.2
                     ADDENDUM DATED AS OF OCTOBER 25, 1999
          TO THE MASTER LEASE AGREEMENT DATED AS OF OCTOBER 25, 1999
                   BETWEEN MYRIAD GENETICS, INC. ("LESSEE")
          AND COMDISCO LABORATORY AND SCIENTIFIC GROUP, A DIVISION OF
                  COMDISCO HEALTHCARE GROUP, INC. ("LESSOR")


The terms and conditions of this Addendum shall be incorporated into the Master Lease Agreement and supersedes the Master Lease Agreement to the extent expressly provided herein. Each capitalized terms used herein and not otherwise defined shall have the same meaning attributed to it in the Master Lease Agreement.

The terms and conditions of the following sections of the Master Lease Agreement are hereby modified:

1.   SECTION 5, TITLE AND ASSIGNMENT
     -------------------------------

     In subsection 5.3, line 8, delete the word "The" and insert the words "Subject to the foregoing,". The penultimate sentence of the first paragraph of subsection 5.3 is revised to read as follows: "However, the mere act of assignment, sale or other transfer by Lessor will not relieve Lessor of its obligations to Lessee under the applicable Schedule and will not result in a material change in Lessee's duties nor a material increase in the burdens or risks imposed on Lessee."

2.   SECTION 6, NET LEASE AND TAXES
     ------------------------------

     In subsection 6.2, in line 1, delete the words "or reimburse Lessor" and insert the words "and indemnify and hold Lessor harmless from and against". Delete the last two sentences in their entirety and replace with the following: "Lessee will, for the entire lease term of each Schedule, file all personal property tax returns for the Equipment and pay all property taxes when due. Lessee will forward copies of such tax returns to Lessor at the time of filing such tax returns and will give Lessor evidence of payment of such taxes.

3.   SECTION 7, CARE, USE AND MAINTENANCE, ATTACHMENTS AND RECONFIGURATIONS, AND
     ---------------------------------------------------------------------------
     INSPECTION BY LESSOR
     --------------------

     In subsection 7.1, delete the fourth and fifth sentences in their entirety and replace with the following: "Lessee agrees to return the Equipment at the end of the lease term with the manufacturer's then current release, revisions and engineering change levels (not including Attachments) that are ordinarily provided to an end-user/lessee at no cost under the manufacturer's standard maintenance agreement."

4.   SECTION 8, REPRESENTATIONS AND WARRANTIES OF LESSEE
     ---------------------------------------------------

     Paragraph (e) is revised to read as follows: "The Equipment will be used for general laboratory use only for screening purposes, but will not be used directly on patients."

5.   SECTION 9, DELIVERY AND RETURN OF EQUIPMENT
     -------------------------------------------

     In line 6, after the word "manufacturer" insert the words "or qualified third party".

6.   SECTION 11, INDEMNITY
     ---------------------

     In line 9, delete the word "death,".

7.   SECTION 14, ADDITIONAL PROVISIONS
     ---------------------------------

     A. In subsection 14.4, line 2, after the words "Section 6.2" insert the words "and Sections 4, 5, 7, 9, 11, 12, 14, plus". In line 6, after the word "Lease" insert the words "for a period of time sufficient to cover any applicable statute of limitations". Add the following sentence at the end of this subsection: "Notwithstanding the foregoing, Lessee's obligations to pay Rent shall terminate following expiration or
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          termination of the Initial Term or any extension thereof so long as
          Lessee has fully performed its obligations under the applicable Schedule."

     B. In subsection 14.6, lines 3 and 5, delete the word "ILLINOIS" and insert the word "UTAH".

     C. In subsection 14.10, line 6, after the word "Lessee's" insert the word "in-house".

     D. In subsection 14.12, in the definition of "Environmental Law", line 1 before the word "foreign" insert the word "pertinent". In line 10, before the word "foreign" insert the word "applicable".

IN WITNESS WHEREOF, the parties have caused this Addendum to be executed by their authorized representatives as of the date and year set forth below.


ACCEPTED AND AGREED TO:

Myriad Genetics, Inc.              Comdisco Laboratory and Scientific Group,
                                   A Division of Comdisco Healthcare Group, Inc.

By:  /s/ Jay M. Moyes              By:  /s/ Doug Berman
   ---------------------------           ---------------------------

Printed Name:  Jay M. Moyes        Printed Name:  Doug Berman
             -----------------                  --------------------

Title:  C.F.O.                     Title:  Credit Manager
      ------------------------           ---------------------------

Date:   11/16/99                   Date:   11/21/99
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